QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We have issued our report dated March 27, 2018, with respect to the consolidated financial statements of Neovasc Inc. contained in this Registration Statement on Form F-10. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the reference to our firm under the heading "Auditors, Transfer Agent and Registrar" in the preliminary prospectus forming part of the Registration Statement.

/s/ Grant Thornton LLP

Chartered Accountants

Vancouver, Canada
June 29, 2018

QuickLinks

  Exhibit 5.1
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS